Morgan Stanley Pacific Growth Fund Inc.
                     Item 77(o) 10f-3 Transactions
                   October 1, 2001 - March 31, 2002


Security Date of    Price    Shares  %of     Total         Purcha   Broker
         Purchase   Of       Purcha  Assets  Issued        sed
                    Shares   sed                           By
                                                           Fund
Aluminum 12/05/01   HKD      2,909,  0.200%  HKD3,571,760  0.1100   UBS
Corp of             1.38     000             ,000          %        Warbur
China                                                               g